UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 7, 2006

Date of Report (Date of earliest event reported)

Medistem Laboratories, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-100137	86-1047317
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2027 East Cedar Street, Suite 102
Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 727-3662

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; and

Item 3.02. Unregistered Sales of Equity Securities.

Securities Purchase Agreement

On April 7, 2006, Medistem Laboratories, Inc., a Nevada corporation (“Medistem”), closed a transaction with Crescent International Ltd. (“Crescent”), by which Crescent became a purchaser under the Securities Purchase Agreement dated February 28, 2006 (the “Purchase Agreement”) previously entered into among Medistem and purchasers Nite Capital LP, Double U Master Fund Ltd., and Vision Opportunity Master Fund Ltd. (together with Crescent, the “Purchasers”). The entry into the Purchase Agreement was previously disclosed in the Form 8-K filed by Medistem on March 6, 2006. Under this transaction with Crescent, Crescent became a party to the Purchase Agreement to be effective as of the date of the Purchase Agreement, February 28, 2006. The Crescent transaction is exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1934, and Rule 506 promulgated thereunder.

Crescent agreed to provide Medistem with capital in the amount of $300,000 in exchange for: (i) 857,143 shares of Series A Convertible Preferred Stock with a stated value of $0.35; (ii) 857,143 Class A Common Stock Purchase Warrants exercisable for a period of five (5) years from the date of the of the transaction at an exercise price of $0.50; (iii) 857,143 Class B Common Stock Purchase Warrants exercisable for a period of five (5) years from the date of the transaction at an exercise price of $0.75; and (iv) 857,143 Unit Purchase Warrants (one Unit comprised of one Series A Convertible Preferred Stock, on Class A Common Stock Purchase Warrant, and on Class B Common Stock Purchase Warrant).

Registration Rights Agreement

In connection with the Purchase Agreement, Crescent became a party to the Registration Rights Agreements, dated February 28, 2006 (the “Rights Agreement”) among Medistem and the Purchasers, pursuant to which Medistem agreed to prepare and file a “shelf” registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of: (i) all of the shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) all of the shares underlying the above-referenced Warrants, (iii) any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar event with respect to the foregoing and (iv) any additional shares issuable in connection with any anti-dilution provisions in the Preferred Stock and the Warrants (the “Registrable Securities”) that were issued pursuant to the Purchase Agreement. Medistem must prepare and file the initial “shelf” registration statement on or prior to the 60th calendar day from the execution of the Rights Agreement. If, during the effectiveness period of a registration statement the number of Registrable Securities at any time exceeds 75% of the number of shares of Common Stock then registered in a registration statement, Medistem must file an additional registration statement on or before the 15th calendar day Medistem knew or reasonably should have known of such a situation.

In the event Medistem: (i) fails to file a registration statement in accordance with the applicable time frame set forth in the preceding paragraph; or (ii) fails to file with the Securities and Exchange Commission (the “Commission”) a request for acceleration in accordance with Rule 461 of the Securities Act, within five (5) Trading Days of the date of notification by the Commission that a registration statement will not be “reviewed” or not subject to further review or (iii) fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission regarding a registration statement within 10 Trading Days of receipt of such comments or notice from the Commission requiring such pre-effective amendment to make the registration statement effective; or (iv) a registration statement filed or required to be filed is not declared effective by the Commission within the allotted time frame or (v) an effective registration statement ceases for any reason to remain effective for fifteen (15) consecutive days or an aggregate of twenty-five (25) days during any twelve (12) month span, then Medistem will be in breach and must pay to each holder of Registrable Security an amount in cash, as partial liquidated damages, equal to 1.5% of the aggregate amount of capital paid by each Purchaser pursuant to the Purchase Agreement for any Registrable Securities then held by such Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDISTEM LABORATORIES, INC.

Date: April 12, 2006	By: /s/ Neil H. Riordan
Name: Neil H. Riordan Title: Chief Executive Officer and President

4